Exhibit 5

                              February 2, 1999

The Board of Directors
Arch Chemicals, Inc.
501 Merritt 7
Norwalk, Connecticut 06851

                            Arch Chemicals, Inc.
                     Registration Statement on Form S-8

Gentlemen:

     We have acted as Virginia counsel to Arch Chemicals, Inc., a Virginia corporation (the "Company"), in connection with the preparation and filing of a registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, with respect to 3,450,000 shares of the Company's Common Stock, $1.00 par value (the "Shares"), to be offered pursuant to the Company's 1999 Long Term Incentive Plan, 1999 Stock Plan for Non-employee Directors and Employee Deferral Plan and three Stock Option Plans for Key Employees of Olin Corporation and Subsidiaries (collectively, the "Plans"). Each Share will be accompanied by one Series A Participating Cumulative Preferred Stock Purchase Right issued pursuant to the Rights Agreement between the Company and ChaseMellon Shareholder Services, L.L.C., as Rights Agent.

     In rendering this opinion, we have relied upon, among other things, our examination of the Registration Statement and the Plans and of such records of the Company and certificates of its officers and of public officials as we have deemed necessary. In connection with the filing of the Registration Statement, we are of the opinion that:

     1. The Company is duly incorporated, validly existing and in good standing under the laws of the Commonwealth of Virginia; and

     2. The Shares have been duly authorized and, when issued in accordance with the terms of the Plans and any related Agreements (as defined in the Plans), will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement.

                                           Very truly yours,

                                           /s/ Hunton & Williams

                                           Hunton & Williams